INTERGRAPH CORPORATION AND SUBSIDIARIES

            EXHIBIT 11 ---- COMPUTATIONS OF LOSS PER SHARE

Year ended December 31,                    1995        1994            1993
-----------------------              ------------- ------------- --------------

Primary:
 Weighted average common shares
   outstanding                         46,077,000    44,860,000     46,199,000
 Net common shares issuable on exercise
   of certain stock options (1)               ---           ---            ---
                                     ------------- ------------- --------------
 Average common and equivalent
   common shares outstanding           46,077,000    44,860,000     46,199,000
                                     ============= ============= ==============
 Loss before cumulative effect of
   change in accounting for
   income taxes                      $(45,348,000) $(70,220,000) $(118,542,000)

 Cumulative effect of change in
   accounting for income taxes                ---          ---       2,500,000
                                     ------------- ------------  --------------
   Net loss                          $(45,348,000) $(70,220,000) $(116,042,000)
                                     ============= ============= ==============
 Loss  per share:
 Loss before cumulative effect of
  change in accounting for income taxes    $( .98)       $(1.56)        $(2.56)

 Cumulative effect of change in accounting
   for income taxes                           ---           ---            .05
                                     ------------- ------------- --------------
 Net loss per share                       $(  .98)       $(1.56)        $(2.51)
                                     ============= ============= ==============
Fully diluted:
Weighted average common
  shares outstanding                   46,077,000    44,860,000     46,199,000
 Net common shares issuable on exercise
   of certain stock options (1)               ---           ---            ---
                                     ------------- ------------- --------------
 Average common and equivalent
  common shares outstanding            46,077,000    44,860,000     46,199,000
                                     ============= ============= ==============
 Loss before cumulative effect of
   change in accounting for
   income taxes                      $(45,348,000) $(70,220,000) $(118,542,000)

 Cumulative effect of change in
   accounting for income taxes                ---           ---      2,500,000
                                     ------------- ------------- --------------

 Net loss                            $(45,348,000) $(70,220,000) $(116,042,000)
                                     ============= ============= ==============
 Loss per share:
 Loss before cumulative effect of
   change in accounting for income taxes   $( .98)       $(1.56)        $(2.56)

 Cumulative effect of change in accounting
   for income taxes                           ---           ---            .05
                                     ------------- ------------- --------------
 Net loss per share                        $( .98)       $(1.56)        $(2.51)
                                     ============= ============= ==============


(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.